Exhibit 10.39

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made between Allurion Technologies, Inc., a Delaware corporation (the “Company”), and Brendan Gibbons (the “Executive”) and is made effective as of January 29, 2024 (the “Effective Date”)

WHEREAS, the Company desires to employ the Executive and the Executive desires to continue to be employed by the Company on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
Employment.
(a)
Term. The Company shall employ the Executive and the Executive shall be employed by the Company pursuant to this Agreement commencing as of the Effective Date and continuing until such employment is terminated in accordance with the provisions hereof. The Executive’s employment with the Company will be “at will,” meaning that the Executive’s employment may be terminated by the Company or the Executive at any time and for any reason, subject to the terms of this Agreement.
(b)
Position and Duties. The Executive shall serve as the Chief Legal Officer of the Company and shall have such powers and duties as may from time to time be prescribed by the Chief Executive Officer and the Board of Directors of the Company (the “Board”). The Executive shall devote the Executive’s full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may serve on other boards of directors, subject to the advance written approval of the Board.
2.
Compensation and Related Matters.
(a)
Base Salary. The Executive’s initial annual base salary shall be paid at the annualized rate of $375,000 per year. The Executive’s base salary shall be subject to review at least annually by the Board or the Compensation Committee of the Board (the “Compensation Committee”). The base salary rate in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for executive officers.
(b)
Annual Bonus Opportunity. The Executive shall be eligible to receive an annual cash bonus as determined by the Board or the Compensation Committee from time to time. The Executive’s target annual bonus shall be forty percent (40%) of the Executive’s Base Salary. The target annual bonus in effect at any given time is referred to herein as “Target Bonus.” The Target Bonus may change from year to year, but shall not be decreased except for across-the-board Target Bonus reductions based on the Company’s financial performance similarly affecting all or substantially all C-Suite executives of the Company. In order to earn or receive any annual bonus, the Executive must be employed by the Company on the day such annual bonus is paid. Any

Annual Bonus for the year in which the Effective Date occurs shall be prorated based on when in the year the Effective Date occurs.
(c)
Expenses. The Executive shall be eligible to receive reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, subject to the policies and procedures then in effect and established by the Company for its employees (provided that Executive must substantiate expenses within 60 days after any such expense is incurred).
(d)
Other Benefits. The Executive shall be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans.
(e)
Paid Time Off. The Executive shall be eligible to take paid time off in accordance with the Company’s applicable paid time off policy for executives, as may be in effect from time to time.
(f)
Equity. Subject to Board approval, you will be granted an equity award in the form of 200,000 Incentive Stock Options to purchase the Company’s common stock (the “Equity Grant”). The Equity Grant, is approved, shall be governed by the terms and conditions of the Company’s applicable equity incentive plan and the applicable award agreement governing the terms of such equity award (collectively, the “Equity Documents”); provided, however, and notwithstanding anything to the contrary in the Equity Documents, Section 6(a)(ii) of this Agreement shall apply in the event of a termination by the Company without Cause or by the Executive for Good Reason, in either event within the Change in Control Period (as such terms are defined below).
3.
Termination. The Executive’s employment hereunder may be terminated without any breach of this Agreement under the following circumstances:
(a)
Death. The Executive’s employment hereunder shall terminate upon the Executive’s death.
(b)
Disability. The Company may terminate the Executive’s employment if the Executive is disabled and unable to perform or expected to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Company’s determination of such issue shall be binding on the Executive. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.
(c)
Termination by the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean any of the following:
(i)
conduct by the Executive constituting a material act of misconduct in connection with the performance of the Executive’s duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes;
(ii)
the commission by the Executive of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the Executive that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries and affiliates if the Executive were retained in the Executive’s position;
(iii)
continued non-performance by the Executive of the Executive’s duties hereunder (other than by reason of the Executive’s physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from the Board;
(iv)
a breach by the Executive of any of the Restrictive Covenant Obligations (as defined below);
(v)
a material violation by the Executive of any of the Company’s written employment policies; or
(vi)
failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.
(d)
Termination Without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. A termination due to death or disability of the Executive under Section 3(a) or (b) shall not be deemed a termination without Cause.
(e)
Termination by the Executive. The Executive may terminate the Executive’s employment hereunder at any time for any reason, including but not limited to, Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has completed all steps of the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent (each, a “Good Reason Condition”):

(i)
a material diminution in the Executive’s Base Salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company;
(ii)
a material diminution in the Executive’s title, duties, or responsibilities;
(iii)
a relocation by the Company of at least 40 miles in the physical Company office to which the Executive is required to report; or
(iv)
a material breach by the Company of this Agreement.

The “Good Reason Process” consists of the following steps:

(v)
the Executive reasonably determines in good faith that a Good Reason Condition has occurred;
(vi)
the Executive notifies the Company in writing of the first occurrence of the Good Reason Condition within 60 days of the first occurrence of such condition;
(vii)
the Executive cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the Good Reason Condition;
(viii)
notwithstanding such efforts, the Good Reason Condition continues to exist; and
(ix)
the Executive terminates employment within 30 days after the end of the Cure Period.

If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

4.
Matters Related to Termination.
(a)
Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.
(b)
Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by death, the date of death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c), the date on which Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given or the date otherwise specified by the Company in the Notice of Termination; (iv) if the Executive’s employment is terminated by the Executive under Section 3(e)

other than for Good Reason, 30 days after the date on which a Notice of Termination is given, and (v) if the Executive’s employment is terminated by the Executive under Section 3(e) for Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement.
(c)
Accrued Obligations. If the Executive’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate) (i) any Base Salary earned through the Date of Termination and, if applicable, any accrued but unused vacation through the Date of Termination, (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(c) of this Agreement); and (iii) any vested ERISA retirement or welfare benefits the Executive may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Obligations”).
(d)
Resignation of All Other Positions; Transition of Accounts and Access. Regardless of the reason for the Executive’s termination of employment: (i) to the extent applicable, the Executive shall be deemed to have resigned from all officer and board member positions that the Executive holds with the Company or any of its respective subsidiaries and affiliates upon the termination of the Executive’s employment for any reason; (ii) the Executive shall execute any documents in reasonable form as may be requested to confirm or effectuate any such resignations; and (iii) the Executive agrees to transition and/or return (as applicable) any customer access, account access, Company property, customer information, confidential information, signatory authority and other authority in good faith.
5.
Severance Pay and Benefits Upon Termination by the Company without Cause or by the Executive for Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d), or the Executive terminates employment for Good Reason as provided in Section 3(e), then, in addition to the Accrued Obligations, and subject to the Executive signing a separation agreement and release in a form and manner satisfactory to the Company, which shall include, without limitation, a general release of claims against the Company and all related persons and entities, confidentiality, return of property and non-disparagement obligations, a reaffirmation of all of the Executive’s Restrictive Covenant Obligations (as defined below), a seven (7) business day revocation period and a 12-month post-employment noncompetition provision, and which shall provide that if the Executive breaches any of the Restrictive Covenant Obligations, all payments of severance benefits shall immediately cease, in a form and manner satisfactory to the Company (the “Separation Agreement”), and the Separation Agreement becoming irrevocable, all within 60 days after the Date of Termination (or such shorter period as set forth in the Separation Agreement) (the “Release Requirement”):
(a)
the Company shall pay the Executive an amount equal to 9 months of the Executive’s Base Salary; and
(b)
if the Executive was participating in the Company’s group health plan immediately prior to the Date of Termination and timely elects to receive continued health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay to the group health plan provider or the COBRA provider a monthly payment equal to the full cost of such continuation coverage plus any administration fee until the earliest of (A) the 12 month anniversary of the Date of Termination; (B) the date that the Executive becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

The amounts payable under this Section 5, to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over 9 months commencing within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

6.
Severance Pay and Benefits Upon Termination by the Company without Cause or by the Executive for Good Reason within the Change in Control Period. The provisions of this Section 6 shall apply in lieu of, and expressly supersede, the provisions of Section 5 if (i) the Executive’s employment is terminated either (a) by the Company without Cause as provided in Section 3(d), or (b) by the Executive for Good Reason as provided in Section 3(e), and (ii) the Date of Termination is within 12 months after the occurrence of the first event constituting a Change in Control (such period, the “Change in Control Period”). The provisions of this Section 6 shall terminate and be of no further force or effect after the Change in Control Period. For the avoidance of doubt, in no event will the Executive be entitled to severance benefits under both Section 5 and Section 6 of this Agreement.
(a)
If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) or the Executive terminates employment for Good Reason as provided in Section 3(e) and in each case the Date of Termination occurs during the Change in Control Period, then, in addition to the Accrued Obligations, and subject to the signing of the Separation Agreement by the Executive and the Separation Agreement becoming irrevocable, all within 60 days after the Date of Termination (or such shorter period as set forth in the Separation Agreement):
(i)
the Company shall pay the Executive an amount equal to 1.0 times the sum of (A) the Executive’s then-current Base Salary (or the Executive’s Base Salary in effect immediately prior to the Change in Control, if higher) plus (B) the Executive’s

Target Bonus for the then-current year (or the Executive’s Target Bonus in effect immediately prior to the Change in Control, if higher). Such amounts to be paid in a lump sum cash payment; and
(ii)
notwithstanding anything to the contrary in any applicable option agreement or other stock-based award agreement, all stock options and other stock-based awards held by the Executive that are subject solely to time-based vesting (the “Time-Based Equity Awards”) shall accelerate and become fully vested and exercisable or nonforfeitable as of the later of (i) the Date of Termination or (ii) the date that the Separation Agreement becomes irrevocable (the “Accelerated Vesting Date”); provided that any termination or forfeiture of the unvested portion of such Time-Based Equity Awards that would otherwise occur on the Date of Termination in the absence of this Agreement will be delayed to the extent necessary to effectuate the terms of this Agreement. Notwithstanding the foregoing, (i) no additional time-based vesting of the Time-Based Equity Awards shall occur during the period between the Date of Termination and the Accelerated Vesting Date, and (ii) any unvested portion of an equity award that was not forfeited on the Date of Termination shall be forfeited if the Separation Agreement does not become effective and irrevocable within the time period set forth therein; and
(iii)
if the Executive was participating in the Company’s group health plan immediately prior to the Date of Termination and timely elects to receive continued health benefits under the COBRA, the Company shall pay to the group health plan provider or the COBRA provider a monthly payment equal to the full cost of such continuation coverage plus any administration fee until the earliest of (A) the _12_ month anniversary of the Date of Termination; (B) the date that the Executive becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s health continuation rights under COBRA; provided, however, that if the Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company shall convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments to the Executive shall be subject to tax-related deductions and withholdings and paid on the Company’s regular payroll dates.

The amounts payable under this Section 6(a), to the extent taxable, shall be paid or commence to be paid within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payments to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall be paid or commence to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination.

(b)
Additional Limitation.
(i)
Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which the Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in the Executive receiving a higher After Tax Amount (as defined below) than the Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c).
(ii)
For purposes of this Section 6(b), the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on the Executive as a result of the Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.
(iii)
The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 6(b)(i) shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.
(c)
Definitions. For purposes of this Section 6, “Change in Control” shall mean a “Sale Event” as defined in the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan.
7.
Potential Prorated Annual Bonus Upon Termination Due to Death or Disability. If the Executive’s employment terminates because of Executive’s death or because of Executive’s Disability as provided in Section 3(b), then, in addition to the Accrued Obligations, and subject to the Executive’s (and/or the Executive’s representative’s or estate’s as applicable), compliance with the Release Requirement, the Company shall pay the Executive the Executive’s Annual Bonus (if any) for the year in which the Date of Termination occurs, as determined by the Board or the Compensation Committee in its discretion, prorated based on when in the year the Date of

Termination occurs (the “Prorated Bonus”). The Prorated Bonus (if any) shall be paid when the Company pays bonuses to executives with respect to the year in which the Date of Termination occurs.
8.
Section 409A.
(a)
Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.
(b)
All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(c)
To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A‑1(h).
(d)
The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A‑2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(e)
The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.
9.
Restrictive Covenant Obligations. For purposes of this Agreement, the obligations in this Section 9 shall collectively be referred to as the “Restrictive Covenant Obligations.”
(a)
Restrictive Covenant Agreement. As a condition of the commencement of the Executive’s employment, the Executive is required to enter into the Employee Confidentiality, Assignment and Restrictive Covenant Agreement (the “Restrictive Covenant Agreement”) attached hereto. The Executive agrees without reservation that these restraints are necessary for the reasonable and proper protection of the Company and its affiliates, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive agrees that the Company has advised the Executive that the Executive has the right to consult with counsel prior to signing the Restrictive Covenant Agreement and this Agreement; and that notice of this Agreement and the Restrictive Covenant Agreement was provided to the Executive at least 10 business days before the first day of the Executive’s employment with the Company.
(b)
Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive’s use or disclosure of information, other than confidentiality restrictions (if any) or the Executive’s engagement in any business. The Executive represents to the Company that the Executive’s execution of this Agreement, the Executive’s employment with the Company and the performance of the Executive’s proposed duties for the Company will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive’s work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party. The Executive represents that the Executive has, prior to the Effective Date, provided the Company with a copy of any restrictive covenant obligations Executive has to the Executive’s employer that immediately preceded the Company.
(c)
Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company in (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company, and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available to meet with counsel to answer questions or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out‑of‑pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 9(c).
(d)
Relief. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the Restrictive Covenant Obligations, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of the Restrictive Covenant Obligations, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.
(e)
Protected Activities. Nothing contained in this Agreement, any other agreement with the Company, or any Company policy limits the Executive’s ability, with or without notice to the Company, to: (i) file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”), including without limitation, the Equal Employment Opportunity Commission, the National Labor Relations Board or the Securities and Exchange Commission (the “SEC”); (ii) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including by providing non-privileged documents or information; (iii) exercise any rights under Section 7 of the National Labor Relations Act, which are available to non-supervisory employees, including assisting co-workers with or discussing any employment issue as part of engaging in concerted activities for the purpose of mutual aid or protection; (iv) discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Executive have reason to believe is unlawful; or (v) testify truthfully in a legal proceeding. Any such communications and disclosures must not violate applicable law and the information disclosed must not have been obtained through a communication that was subject to the attorney-client privilege (unless disclosure of that information would otherwise be permitted consistent with such privilege or applicable law). If a Government Agency or any other third party pursues any claim on the Executive’s behalf, the Executive waive any right to monetary or other individualized relief (either individually or as part of any collective or class action), but the Company will not limit any right the Executive may have to receive an award pursuant to the whistleblower provisions of any applicable law or regulation for providing information to the SEC or any other Government Agency
10.
Arbitration of Disputes; Jury Waiver.
(a)
Any controversy or dispute between the Company (including its officers, employees, directors, shareholders, agents, successors and assigns) and Executive that establishes a legal or equitable cause of action, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to Executive’s employment or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute. Notwithstanding the foregoing, this Agreement shall not require the parties hereto to arbitrate pursuant to this Agreement: (i) any claims under a Company benefit plan subject to the Employee Retirement Income Security Act, as amended; (ii) any claims as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration hereof; or (iii) any controversy or dispute brought by the Company pursuant to Section 9 hereof. Either party may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration or to the extent necessary to enforce any confidentiality or restrictive covenant obligation. It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator. This Section 10 shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate employment disputes.
(b)
The arbitration shall take place before a single neutral arbitrator at the JAMS office in Boston, Massachusetts. Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS then in effect. The arbitrator shall permit reasonable discovery. The arbitration shall be conducted in accordance with the JAMS rules applicable to employment disputes in effect at the time of the arbitration. The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction. Each party shall pay the Executive’s or its own attorneys’ fees and costs of suit associated with such arbitration to the extent permitted by applicable law, and the Company shall pay the administrative fees and all arbitrator fees associated with such arbitration; provided, however, that the non-prevailing party shall reimburse the prevailing party for reasonable attorneys’ fees incurred by the prevailing party in connection with such arbitration.
(c)
Each of the parties hereto herby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the matters contemplated hereby, provided, however, that the parties hereto agree that such waiver shall not be deemed to constitute a waiver of adjudication by a court having appropriate jurisdiction. Executive and the Company waive any constitutional or other right to bring claims covered by this Agreement other than in their individual capacities. Except as may be prohibited by law, this waiver includes the ability to assert claims as a plaintiff or class member in any purported class or representative proceeding.
11.
Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 10 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts of the Commonwealth of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.
12.
Integration. This Agreement, the Restrictive Covenant Obligations and (if the Equity Grant is approved) the Equity Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter..
13.
Withholding; Tax Effect. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the

Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.
14.
Successor to the Executive; Assigns. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of the Executive’s death after the Executive’s termination of employment but prior to the completion by the Company of all payments due the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation). The Company shall have the right to assign this Agreement (including the Restrictive Covenant Agreement) to any other person or entity. The Executive shall not assign this Agreement.
15.
Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
16.
Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.
17.
Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
18.
Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by email, a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board.
19.
Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.
20.
Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof.
21.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

ALLURION TECHNOLOGIES, INC.

By:

Its:

EXECUTIVE

Brendan Gibbons